UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.       )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under §240.14a-12

Nutex Health Inc.

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NUTEX HEALTH ANNOUNCES INTERNET AVAILABILITY OF PROXY MATERIALS FOR ITS 2024 ANNUAL MEETING

HOUSTON, May 6, 2024 — Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 21 state-of-the-art micro hospitals in 9 states and primary care-centric, risk-bearing physician networks, today announced the availability of its definitive proxy materials for its 2024 annual meeting to be held on June 17, 2024 at 10:00 am Central Daylight time via the internet as a virtual meeting only (and not in person) at www.virtualshareholdermeeting.com/NUTX2024. We look forward to hosting you at our virtual shareholder meeting and encourage you to participate and vote.

Commencing May 6, 2024, we are mailing the Notice of Internet Availability of Proxy Materials, as specified below.

For its 2024 Annual Meeting, the Company has chosen to use the “notice only” option for the delivery of proxy materials. This means that at least 40 days before the annual meeting date, we are mailing the notice to you or your bank, broker, trustee or other intermediary and then your bank, broker, trustee or other intermediary will mail to you such “Notice Regarding the Availability of Proxy Materials.” The notice contains important information about accessing the annual meeting proxy materials and voting your shares.

The Company’s stockholders will not receive a paper set of annual meeting proxy materials, unless they request the proxy materials in paper form using the instructions printed on the notice.

Stockholders may view our definitive proxy statement dated May 6, 2024 and our Form 10-K online OR may receive a free paper or email copy of the material(s) by making their request prior to June 03, 2024.

As specified in the notice, if a stockholder of the Company would like to request a copy of the material(s) for the Company’s 2024 Annual Meeting, the stockholder may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, the stockholder must include the control number that is indicated in the notice in the subject line.

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a physician-led, technology-enabled integrated healthcare delivery system comprised of 21 state-of-the-art micro hospitals in nine states and primary care-centric, risk-bearing physician networks with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 21 facilities in nine states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups. Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, “will likely result,” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this press release.